===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[_]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   Number Nine Visual Technology Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                   Number Nine Visual Technology Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
                              18 Hartwell Avenue
                        Lexington, Massachusetts 02421

                                                              June 7, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Number Nine Visual Technology Corporation (the "Company") to be held at 10:00 a.m. on Monday, June 28, 1999, at The Westin Hotel, at 70 3rd Avenue, Waltham, Massachusetts 02451 (the "Annual Meeting").

  At the Annual Meeting, two persons will be elected to the Board of Directors. The stockholders will also be asked to act upon proposals to: (i) authorize an amendment to the Companys Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by 10,000,000 shares from 20,000,000 shares to 30,000,000 shares; (ii) approve the issuance of more than 1,883,236 shares of Common Stock upon the conversion of 300 shares of Series B Convertible Preferred Stock; and (iii) approve the Company's 1999 Employee, Director and Consultant Stock Option Plan. In addition, the Company will ask the stockholders to ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          WILLIAM H. THALHEIMER Chairman of
                                          the Board

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held June 28, 1999

To the Stockholders of Number Nine Visual Technology Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Number Nine Visual Technology Corporation, a Delaware corporation (the "Company"), will be held on Monday, June 28, 1999 at The Westin Hotel, located at 70 3rd Avenue, Waltham, Massachusetts 02451 at 10:00 a.m. for the following purposes:

  1. To elect one member to the Board of Directors to serve for a term ending in 2002 and until their successors are duly elected and qualified.

  2. To consider and act upon a proposal to increase the authorized shares of Common Stock by 10,000,000 shares, from 20,000,000 shares to 30,000,000 shares.

  3. To consider and act upon a proposal to approve the issuance of more than 1,883,236 shares of Common Stock upon the conversion of 300 shares of Series B Convertible Preferred Stock.

  4. To consider and act upon a proposal to approve the 1999 Employee, Director and Consultant Stock Option Plan.

  5. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent public accountants for the fiscal year ending January 1, 2000.

  6. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on April 29, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

  All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          NEIL H. ARONSON
                                          Secretary

June 7, 1999

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
                              18 Hartwell Avenue
                        Lexington, Massachusetts 02421
                                (781) 674-0009

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Number Nine Visual Technology Corporation (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at The Westin Hotel, located at 70 3rd Avenue, Waltham, Massachusetts 02451 on Monday, June 28, 1999 at 10:00 a.m., and any adjournments thereof (the "Meeting").

  Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the one nominee for director named herein, FOR approval of an increase by 10,000,000 shares in the number of authorized shares of Common Stock, FOR approval to issue more than 1,883,236 shares of Common Stock upon conversion of 300 shares of Series B Convertible Preferred Stock, FOR approval of the 1999 Employee, Director and Consultant Stock Option Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent public accountants for the fiscal year ending January 1, 2000. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

  The close of business on April 29, 1999 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on April 29, 1999, the Company had 9,416,187 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

  This Proxy Statement and the accompanying proxy are being mailed on or about June 7, 1999 to all Stockholders entitled to notice of and to vote at the Meeting.

  The Annual Report to Stockholders for the fiscal year ended January 2, 1999 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

  The following table sets forth certain information as of May 24, 1999 concerning the beneficial ownership of (i) shares of the Company's Common Stock, (ii) shares of the Company's Preferred Stock, in each case by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on page 8 hereof, and all current directors and executive officers as a group.

                                                    Series A                Series B
                             Common Stock        Preferred Stock        Preferred Stock
                          Shares Beneficially  Shares Beneficially    Shares Beneficially
                               Owned (1)              Owned                  Owned
                          -------------------  -------------------    ----------------------
   Name and Address**       Number    Percent    Number     Percent    Number      Percent
   ------------------     ----------- -------  -----------  -------   ----------  ----------
Silicon Graphics Inc.
 (2)....................    3,571,894    27.3%   3,294,894     100%         --           --
2011 North Shoreline
Boulevard
Mountain View, CA 94043

KA Investments, LDC (3).          --       --           --       --          300         100%
c/o Deephaven Capital
 Management LDC
1712 Hopkins Crossroad
Minnetonka, MN 55305

Andrew Najda (4)........    1,696,304    17.4%          --       --          --           --
356 Rutland Street
Carlisle, MA 01741

Stanley W. Bialek (5)...    1,020,664    10.5%          --       --          --           --
c/o Number Nine Visual
Technology Corporation
18 Hartwell Avenue
Lexington, MA 02421

John Hancock Mutual Life
Insurance Company
Affiliated Entities (6).      542,736     5.6%          --       --          --           --
c/o John Hancock Place
Post Office Box 111
Boston, MA 02117

Wallace E. Smith........          --       --           --       --          --           --

Dr. Fouad H. Nader
 (7)(8).................      226,200     2.3%          --       --          --           --

William H. Thalheimer
 (7)(9).................      316,528     3.2%          --       --          --           --

William L. Ralph (7)....       46,584        *          --       --          --           --

Laurence P. McIntosh
 (7)(10)................       66,311        *          --       --          --           --

Michael P. Green (7)....       66,850        *          --       --          --           --

All executive officers
and directors as a group
(7 persons) (11)........    1,381,809    13.6%          --       --          --           --

--------
 *Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
**Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) The number of shares of Common Stock issued and outstanding on May 24, 1999 was 9,766,787, and the number of shares of Series A Convertible Preferred Stock issued and outstanding on May 24, 1999 was 3,000,894. In addition, 300 shares of Series B Convertible Preferred Stock, which are non-voting and not yet convertible, were issued and outstanding on May 24, 1999, 100% of which was held by KA Investments, LDC ("KAI"). The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at May 24, 1999, plus shares of Common Stock subject to options held by such person at May 24, 1999 and exercisable within 60 days thereafter, shares of Preferred Stock held by such person at May 24, 1999 and convertible into shares of Common Stock within 60 days thereafter, and a warrant held by Silicon Graphics, Inc. (the "SGI Warrant") at May 24, 1999 and exercisable for shares of Common Stock within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) Includes (i) 3,000,894 shares of Common Stock issuable upon conversion of 3,000,894 shares of Series A Convertible Preferred Stock held by such stockholder, which shares are convertible within 60 days of May 24, 1999, and (ii) 294,000 shares of Common Stock issuable upon conversion of 294,000 shares of Series A Convertible Preferred Stock which are issuable upon exercise of the SGI Warrant to purchase 294,000 shares of Series A Convertible Preferred Stock, which SGI Warrant is exercisable and which shares are thereafter convertible within 60 days of May 24, 1999.

 (3) KAI is managed by Deephaven Capital Management, LLC, the principal of which is Irvin Kessler. The Series B Convertible Preferred Stock held by KAI is convertible into shares of Common Stock at a conversion price equal to the lesser of (i) 88% of the average of the ten lowest per share market values during the period of 30 consecutive trading days preceding the date of conversion, or (ii) $4.14. As of May 24, 1999, the applicable conversion price was $2.1093, which would result in the issuance of 1,422,273 shares of Common Stock if the Series B Convertible Preferred Stock were converted in full on such date. Under the Certificate of Designation for the Series B Convertible Preferred Stock, KAI cannot convert its shares or receive shares of Common Stock in payment of dividends thereon (i) on or before July 27, 1999, or (ii) in excess of 4.999% of the then issued and outstanding shares of Common Stock.

 (4) Also includes 148,000 shares held in the Andrew Najda Irrevocable Children's Trust, as to which Mr. Najda disclaims beneficial ownership.

 (5) Also includes 213,328 shares held in the Stanley W. Bialek Irrevocable Children's Trust, as to which Mr. Bialek disclaims beneficial ownership.

 (6) Includes 542,736 shares held by Hancock Venture Partners, Inc. ("Venture"), which is a managing General Partner of the General Partner of Hancock Venture Partners IV--Direct Fund L.P. ("Hancock IV") which holds 508,816 of such shares, and Falcon Ventures II L.P. ("Falcon"), which holds 33,920 of such shares. Each of such stockholders disclaims beneficial ownership of all shares held by the other stockholder. Venture may be deemed to be the beneficial owner of such shares, with sole voting and investment power as to all such shares. Venture is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc. ("JHSI"), which is a wholly-owned subsidiary of John Hancock Mutual Life Insurance Company ("JHMLICO"). Through their parent-subsidiary relationship to Venture, JHMLICO and JHSI may be deemed to have indirect beneficial ownership of all such shares deemed beneficially owned by Venture.

 (7) Includes the following shares subject to currently exercisable stock options and stock options exercisable within 60 days of May 24, 1999: Dr. Nader--78,200; Mr. Thalheimer--103,200; Mr. Ralph--46,214; Mr. McIntosh-- 62,650; and Mr. Green--66,850.

 (8) Includes 148,000 shares held on behalf of the Andrew Najda Irrevocable Children's Trust, of which Dr. Nader is the sole trustee. Dr. Nader exercises sole voting and investment power with respect to such shares.

 (9) Includes 213,328 shares held on behalf of the Stanley W. Bialek Irrevocable Children's Trust, of which Mr. Thalheimer is the sole trustee. Mr. Thalheimer exercises sole voting and investment power with respect to such shares.

(10) Includes 590 shares held on behalf of Laurence McIntosh's children. Mr. McIntosh exercises sole voting and investment power with respect to such shares.

(11) Includes 329,814 shares subject to currently exercisable stock options and stock options exercisable within 60 days of May 24, 1999.

                                  MANAGEMENT

Directors

  The Company's Restated Certificate of Incorporation and By-Laws, as amended, provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Certificate of Incorporation and By-Laws, as amended, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of four members, classified into three classes as follows: Wallace E. Smith and Stanley W. Bialek constitute a class with a term ending in 2001 (the "Class C directors") and Dr. Fouad H. Nader constitutes a class with a term which expires at the upcoming Meeting (the "Class A director"); and William H. Thalheimer constitutes a class with a term ending in 2000 (the "Class B director"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  Pursuant to a Stockholders Agreement entered into in December 1994, Messrs. Najda and Bialek have each agreed to vote their shares in favor of the other's election to the Board of Directors, and not vote their shares in favor of the election to the Board of Directors of any person to which the other reasonably objects.

  The names of the Company's current directors and certain information about them are set forth below:

            Name             Age                   Position(s)
            ----             ---                   -----------
William H. Thalheimer.......  45 Chairman of the Board of Directors
Wallace E. Smith............  58 Chief Executive Officer, President and Director
Stanley W. Bialek...........  44 Director
Dr. Fouad H. Nader..........  44 Director

  William H. Thalheimer has served as a director of the Company since September 1994 and in the capacity of Chairman of the Board of Directors since May 1999, and has served as a financial and business consultant to the Company since 1992. Mr. Thalheimer also served as the Company's Acting Chief Operating Officer from April 1996 to June 1996. Since 1979, Mr. Thalheimer has been a partner of Thalheimer and Lemma, Certified Public Accountants. Mr. Thalheimer is a member of the American Institute of Certified Public Accountants and holds a B.S. in accounting from Indiana University.

  Wallace E. Smith has served as a director of the Company and as Chief Executive Officer and President of the Company since May 1999. Before joining the Company, Mr. Smith served from 1995 to 1999 as President and Chief Executive Officer and as a member of the board of directors of Exa Corporation, a software company focused on solutions to fluid simulation problems. From 1993 to 1995, Mr. Smith was President and Chief Executive Officer and a member of the board of directors of Paragon Imaging, Inc., a software company in the artificial intelligence and medical markets.

  Stanley W. Bialek, a co-founder of the Company, has been a director of the Company since its inception in May 1982. During the period through May 1993, Mr. Bialek and Andrew Najda, a co-founder of the Company and former Chief Executive Officer and Chairman of the Board, alternated the positions of President and Chairman of the Board on an annual basis. In May 1993, Mr. Bialek assumed the positions of Chairman of the Board, which he held until his resignation in April 1995, and Chief Operating Officer, which he held until January 1995. Mr. Bialek studied engineering at the Illinois Institute of Technology.

  Dr. Fouad H. Nader has served as a director of the Company since September 1994. Since 1981, Dr. Nader has been a Senior International Management and Technology Consultant at Arthur D. Little, Inc. Dr. Nader holds a B.S. in mechanical engineering, an M.S. in engineering management and a professional engineer's degree in industrial engineering from Northeastern University; a Ph.D. in operations research from Cornell University, and a Ph.D. in industrial engineering from the University of California at Berkeley.

Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended January 2, 1999 there were seven meetings of the Board of Directors, and the various committees of the Board of Directors met a total of nine times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1998. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law.

  Audit Committee. The Audit Committee, which met two times in fiscal 1998 has two members, Dr. Fouad H. Nader and William H. Thalheimer. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  Compensation Committee. The Compensation Committee has two members, Dr. Fouad H. Nader (Chairman) and Stanley W. Bialek. The Compensation Committee met one time during fiscal 1998. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's stock and employee benefit plans, including the Company's 1989 Stock Option Plan (the "1989 Stock Plan"), 1994 Employee, Director and Consultant Stock Option Plan (the "1994 Stock Plan"), 1996 Employee, Director and Consultant Stock Option Plan (the "1996 Stock Plan") and 1999 Employee, Director and Consultant Stock Option Plan (the "1999 Stock Plan").

  Nominating Committee. The Company does not have a standing Nominating
Committee.

  Compensation Committee Interlocks and Insider Participation. The Compensation Committee has two members, Dr. Fouad H. Nader (Chairman) and Stanley W. Bialek. None of such members is or has been an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Compensation of Directors

  The Company reimburses ordinary and necessary out-of-pocket expenses incurred by non-employee directors in connection with their services, including attendance at meetings of the Board of Directors. In addition, directors of the Company are eligible to receive non-qualified stock options under the Company's 1994 Stock Plan, 1996 Stock Plan and 1999 Stock Plan. During fiscal 1998, as compensation for serving as the Company's Acting Chief Operating Officer from April 1996 to June 1996, William H. Thalheimer was granted a fully vested non-qualified stock option to purchase 25,000 shares of Common Stock under the 1994 Stock Plan. No other options to purchase shares were granted during fiscal 1998 to any of the Company's directors.

Executive Officers

  The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below.

                 Name                  Age              Position(s)
                 ----                  ---              -----------
William L. Ralph...................... 33  Chief Operating Officer
Timothy J. Burns......................  59 Chief Financial Officer and Treasurer
Laurence P. McIntosh..................  42 Senior Vice President, Sales
Michael P. Green......................  33 Vice President, Product Development

  William L. Ralph has served as the Company's Chief Operating Officer since April 1999, as the Company's General Manager and Assistant Treasurer since June 1998, and served as the Company's Assistant Treasurer and Finance Manager since joining the Company in January 1995. From June 1988 to December 1994, Mr. Ralph was employed by Digital Equipment Corporation, most recently as a Financial Analyst. Mr. Ralph holds a M.S. in finance from Boston College, and a B.A. in Economics from Colby College.

  Timothy J. Burns has been the Company's Chief Financial Officer since May 1999. Prior to his current position, Mr. Burns was the Company's Acting Chief Financial Officer since the Company hired Argus Management Corporation ("Argus") as a consultant for financial matters working with the Company in February 1998. Prior to joining the Company, Mr. Burns worked at Ibis Technology Corporation from June 1994 to January 1998, most recently as Chief Financial Officer and Operations Manager. From January 1988 to June 1994, Mr. Burns was employed by Argus as a Principal focusing on corporate restructurings, turnarounds and financial management issues. Mr. Burns holds a M.B.A. in finance from the University of Chicago, a B.S. in Economics from Boston College, and is a C.P.A from the State of Massachusetts.

  Laurence P. McIntosh has been the Company's Senior Vice President of Sales since June 1998, and has been employed by Number Nine since May 1989. Prior to his current position, Mr. McIntosh served as the Companys Vice President of OEM Sales since 1993. Mr. McIntosh holds a B.A. in Psychology and Economics from Fairfield University.

  Michael P. Green has been the Company's Vice President of Product Development since December 1997. Prior to his current position, Mr. Green served as an OEM Sales Engineer since joining the Company in February 1992. Prior to Number Nine, Mr. Green was an Technical Sales Engineer for Texas Instruments from 1987 to 1992. Mr. Green has a B.S. in Electrical Engineering from Worcester Polytechnical Institute.

                            EXECUTIVE COMPENSATION

Summary of Executive Compensation

  The following Summary Compensation Table sets forth summary information as to compensation received for services rendered to the Company in all capacities during fiscal 1996, 1997 and 1998 by: (i) the Company's Chief Executive Officer (the "CEO") and (ii) each of the four other most highly compensated persons who were serving as executive officers of the Company (other than the CEO) as of January 2, 1999 whose salary and bonus earned during fiscal 1998 exceeded $100,000 (collectively, the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                  Annual Compensation           Compensation(1)
                         -------------------------------------  ---------------
                                                                  Securities
   Name and Principal    Fiscal                   Other Annual    Underlying
        Position          Year  Salary(2)  Bonus  Compensation    Options(#)
   ------------------    ------ --------- ------- ------------  ---------------
Andrew Najda............  1998  $245,841      --        --             --
Former Chief Executive    1997  $200,000      --        --             --
 Officer and              1996  $200,000      --    $35,561(3)         --
 Chairman of the Board

Timothy J. Burns(4).....  1998       --       --        --             --
Chief Financial Officer

William L. Ralph........  1998  $ 93,750  $17,000       --          86,464
General Manager and       1997  $ 70,000  $20,000       --          28,000
 Assistant Treasurer      1996  $ 59,338      --        --          15,000


Laurence P. McIntosh....  1998  $135,417  $38,981       --          73,000
Senior Vice President,    1997  $ 93,750  $36,722       --             --
 Sales                    1996  $ 75,000  $69,139       --          24,000


Michael P. Green........  1998  $125,938  $25,000       --          27,000
Vice President, Product   1997  $114,450      --        --          20,000
 Development              1996  $ 80,000  $32,668       --           5,000

--------
(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during its 1996, 1997 or 1998 fiscal years.
(2) Includes amounts deferred during 1996, 1997 and 1998 under the Company's 401(k) plan. The Company does not make any matching contributions under that plan.

(3) Represents amounts paid to Mr. Najda for reimbursement of certain personal expenses. Mr. Najda resigned from his positions with the Company effective May 1999.
(4) In February 1998, the Company retained Argus Management Corporation ("Argus"), a financial consulting firm with experience in working with financially troubled companies. Mr. Burns, in the capacity of Acting Chief Financial Officer, was the main consultant from Argus to the Company on this assignment. The Company paid $294,000 for Mr. Burns's services, as well as for other financial consulting services, directly to Argus Management.

Option Grants in Last Fiscal Year

  The following table sets forth certain information regarding options granted during the fiscal year ended January 2, 1999 by the Company to its named executive officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         Potential Realizable Value at
                                                                              Assumed Annual Rates
                                                                                of Stock Price
                                                                            Appreciation for Option
                                       Individual Grants                           Term (2)
                         ----------------------------------------------- -----------------------------
                         Number of     % of Total    Exercise
                         Securities      Options     or Base
                         Underlying    Granted to     Price
                          Options     Employees in     Per    Expiration
          Name            Granted    Fiscal Year (1)  Share      Date          5%             10%
          ----           ----------  --------------- -------- ---------- -------------- --------------
Andrew Najda............      --           --            --         --              --             --
Timothy J. Burns........      --           --            --         --              --             --
William L. Ralph........    3,464(3)       0.3%       $1.375    1/12/05  $        1,939 $        4,519
                           10,000(3)       1.0%       $1.375   11/03/05  $        5,598 $       13,045
                            5,000(3)       0.5%       $1.375    9/18/06  $        3,283 $        7,862
                            3,000(3)       0.3%       $1.375    3/13/07  $        2,274 $        5,602
                           25,000(3)       2.4%       $1.375   12/10/07  $       18,952 $       46,679
                           40,000          3.9%       $ 2.44     6/2/08  $       61,380 $      155,549
Laurence P. McIntosh....   73,000          7.0%       $ 2.44     6/2/08  $      112,019 $      283,877
Michael P. Green........   27,000          2.6%       $ 3.07   12/23/06  $       41,432 $      104,996

--------
(1) The Company granted options representing 795,000 share of Common Stock in fiscal 1998.
(2) Represents the hypothetical gains that could be achieved for the options if exercised at the end of option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. There is no assurance the stock price will appreciate at the rates shown in this table.
(3) In fiscal 1998, the Company repriced the November 13, 1995, November 16, 1995, September 9, 1996, October 22, 1996 and December 23, 1996 and March 13, 1997 non-qualified stock options to purchase shares of Common Stock granted to William L. Ralph, under the Company's 1994 and 1996 Stock Plans. See "Compensation Committee Report on Ten Year Option Repricings." Repriced options are considered grants for the purpose of this table.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

  None of the named executive officers exercised stock options during the fiscal year ended January 2, 1999. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options held by each of the named executive officers as of January 2, 1999 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                               Number of Securities
                              Underlying Unexercised   Value of the Unexercised
                              Options at Fiscal Year-   In-The-Money Options at
                                        End               Fiscal Year-End (1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Andrew Najda................      --           --          --           --
Timothy J. Burns............      --           --          --           --
William L. Ralph............   41,214       45,250        $  0         $  0
Laurence P. McIntosh........   44,400       79,000        $  0         $  0
Michael P. Green............   62,800       37,200        $  0         $  0

--------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $1.19, the closing sale price per share of the Company's Common Stock as reported in the Nasdaq National Market on January 2, 1999. The exercise price of each of the options held by Mr. Ralph, Mr. McIntosh and Mr. Green exceeds $1.19.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

  The Company has entered into an employment agreement with Mr. Wallace E. Smith. The terms of the agreement with Mr. Smith provide that he will serve as President and Chief Executive Officer until May 10, 2000 and receive an annual salary of $200,000, subject to increase from time to time by the Board of Directors. Thereafter, the agreement is automatically renewed for successive one-year terms unless either party elects not to renew the agreement in a timely manner. Mr. Smith is eligible to receive a bonus based upon the achievement of certain milestones as established by the Company's Board of Directors and upon certain changes in control, as defined in the agreement, of the Company. Mr. Smith also was awarded a non-qualified stock option to purchase up to 300,000 shares of the Company's Common Stock at an exercise price of $2.56 per share. Mr. Smith's agreement further provides for the payment of 50% of his salary for a period of six months in the event his employment is terminated under certain circumstances following a change in control, as defined in the agreement.

  Except for Wallace E. Smith, the Company's Chief Executive Officer and President, none of the Company's named executive officers has an employment agreement with the Company. The named executive officers and Mr. Smith are parties to confidentiality agreements with the Company, whereby each is required to disclose to the Company certain inventions, discoveries and developments, and to assign his rights therein to the Company.

  Under the Company's 1989 Stock Plan, 1994 Stock Plan, 1996 Stock Plan and 1999 Stock Plan, if the Company is consolidated with or acquired by another entity, the Compensation Committee may, among other things, make all options granted thereunder immediately exercisable just prior to such consolidation or merger or arrange to have any successor or acquiring entity grant replacement options to the optionees. In addition, under the 1994 Stock Plan, 1996 Stock Plan and 1999 Stock Plan, in the event of a consolidation or acquisition of the Company, the Compensation Committee may terminate all options in exchange for a cash payment equal to the difference between the fair market value of the shares then subject to purchase pursuant to the options and the exercise price for such shares pursuant to the options.

                               PERFORMANCE GRAPH

  The following graph and table compare the cumulative total stockholder return on a monthly basis on the Company's Common Stock for the period from May 25, 1995 (the date of the Company's initial public offering) through January 2, 1999, against the cumulative total returns on the Nasdaq Stock Market Index (U.S.) and the Nasdaq Stock Market Index for Computer Manufacturers' Stocks during the same period. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. The graph lines merely connect period-end dates and do not reflect fluctuations between those dates.

                             [GRAPH APPEARS HERE]

                05/25/1995   12/29/1995    06/28/1996    12/27/1996    06/27/1997    12/26/1997    06/26/1998    12/31/1998
Company         $   100.00   $    58.33    $    52.50    $    32.50    $    31.67    $    14.17    $    15.00    $     7.92
Broad Index     $   100.00   $   120.79    $   136.74    $   148.72    $   165.71    $   175.33    $   215.96    $   256.70
Select          $   100.00   $   132.25    $   153.20    $   182.74    $   191.21    $   204.00    $   307.75    $   464.74

                *Select Index is the Computer Manufacturer's Index of Nasdaq
                 Stock Market
                *Broad Index is the Nasdaq Stock Market

  The above graph and table assume $100 invested on May 25, 1995, with all dividends reinvested, in each of the Company's Common Stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Stock Market Index for Computer Manufacturers' Stocks.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee's compensation policy for continuing executive officers of the Company has been to provide salary based on a combination of historical levels and market conditions, and to provide both discretionary bonuses and stock options for executive officers which are intended to provide incentives. The compensation of executive officers engaged by the Company during the past year have been determined by a combination of market conditions and negotiations with these individuals, with the policy of providing incentives through both bonuses and stock options.

  The objectives of the Committee are to attract and retain talented and productive executives, to provide incentives for superior performance and to align the interests of the executive officers, officers and certain senior management (all three groups collectively, the "Senior Managers") with the interest of the Company's stockholders.

  The Company's executive compensation program combines cash compensation with long-term incentive compensation, consisting primarily of stock option grants. In addition, Senior Managers are included in the Company's benefit plan which includes health, dental, and disability insurance and which is offered to all employees of the Company.

  Cash compensation consists of base salary and annual bonus programs. When setting base salary levels, the Committee considers the individual's salary history, experience, performance and contribution to the management team. The Committee considers salaries of executives in other companies of similar size and industry, as well as the competitive market conditions. The compensation for Andrew Najda, the Company's former Chief Executive Officer, effective January 15, 1998, consisted of a base salary of $250,000 and his compensation was not tied to measures of the Company's performance. The compensation for Wallace E. Smith, the Company's current Chief Executive Officer and President, effective May 10, 1999, consisted of a base salary of $200,000 and bonuses that are tied to measures of the Company's performance.

  Cash bonuses are awarded to Senior Managers principally as a mechanism to recognize and reward individual and/or Company achievements. Cash bonuses are awarded based upon the Senior Manager's progress for meeting specific goals, including the performance of the specific area of the Company's business for which the Senior Manager has direct responsibility and progress toward implementing the Company's overall business plans and profit goals.

  The Committee believes that stock option grants; (1) align Senior Managers' interest with stockholder interest by creating a direct link between compensation and stockholder return; (2) assure that Senior Managers maintain a significant long-term interest in the success of the Company; and (3) help retain Senior Managers in a competitive market. The Company's determination of whether option grants are appropriate each year is based upon individual and/or Company performance measures established for each individual. Generally, options vest in equal installments over a period of four years and expire ten years from the date of grant.

Dr. Fouad H. Nader            Stanley W. Bialek

          COMPENSATION COMMITTEE REPORT ON TEN-YEAR OPTION REPRICINGS

  The Company's Stock Plans were established as an employment incentive to retain persons necessary for the development and financial success of the Company. As a result of the decrease in the market price of the Company's Common Stock during the preceding months and recognizing that previously granted stock options had lost much of their value in motivating employees, including certain executive officers, to remain with the Company and share in its overall financial goals, the Compensation Committee voted on January 27, 1998 to reprice the options held by certain employees, certain executive officers and Directors, including the executive officer named below, granted since December 1994 to an option exercise price equal to the fair market value on the date of repricing, subject to a provision that the repriced options would not be exercisable for at least six months. Options for a total of 243,864 shares were repriced. By repricing these options, the Company intends to provide incentives to and reward the executive officer named below and holding such options for his contributions to the Company.

  In particular, in connection with the repricing the Compensation Committee concluded it was advisable to reprice the options to purchase 46,464 shares of Common Stock granted to Mr. Ralph. Accordingly, these options were repriced at the exercise price of $1.375 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on January 27, 1998, the date the Compensation Committee deemed repricing advisable. Existing vesting scheules were unaffected by the repricing.

  The table below sets forth information pertaining to options held by Mr. Ralph which were repriced during fiscal 1998. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted, whether through amendment, cancellation or replacement grants, or any other means.

                                                                                         Length of
                                                                                          Original
                               Number of     Market Price                               Option Term
                              Securities     of Stock at  Exercise Price                Remaining at
                   Date of    Underlying       Time of       at Time          New         Date of
      Name        Repricing Options Repriced  Repricing    of Repricing  Exercise Price  Repricing
      ----        --------- ---------------- ------------ -------------- -------------- ------------
William L. Ralph   1/27/98        3,464         $1.375        $3.07          $1.375      7.00 years
                   1/27/98       10,000         $1.375        $3.07          $1.375      6.75 years
                   1/27/98        5,000         $1.375        $3.07          $1.375      7.75 years
                   1/27/98        3,000         $1.375        $3.07          $1.375      8.25 years
                   1/27/98       25,000         $1.375        $3.07          $1.375      8.75 years

Dr. Fouad H. Nader            Stanley W. Bialek

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended January 2, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that: (i) James T. O'Bray, the former Vice President of Manufacturing of the Company, failed to file a Form 5 with respect to the exercise of a stock option, (ii) William H. Thalheimer failed to file a Form 5 with respect to the issuance of a stock option, and
(iii) Dr. Fouad H. Nader failed to file a Form 5 with respect to the issuance of a stock option.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During the fourth quarter of 1998, the Company entered into a Product Distribution and Procurement Agreement (the "Distribution Agreement") with Silicon Graphics, Inc. ("SGI"), a beneficial owner of approximately 28.0% of the Company's Common Stock. Under the Distribution Agreement, and upon our request, SGI may place orders for the manufacture of the Company's products, implementing the Company's technical designs. SGI can then resell such products to the Company. At January 2, 1999, the Company had purchased approximately $1.2 million of finished good products from SGI under the Distribution Agreement during the fourth quarter of 1998, and recognized the corresponding accounts payable liability in the Company's balance sheet for the period ended January 2, 1999.

  Also under the Distribution Agreement, SGI appointed the Company to act through June 30, 1999 as an authorized sales representative with respect to selling and marketing the Digital Flat Panel Solution Pack. Acting as an agent of SGI, the Company is authorized to (i) sell and market the Digital Flat Panel Solution Pack to national and international distributors, and to strategic OEM customers, (ii) provide technical and customer support for the Revolution(R) IV-FP graphics subsystem component of the Digital Flat Panel Solution Pack, and (iii) provide administrative duties such as order entry, invoicing and collection services for the sales of the Digital Flat Panel Solution Pack. In exchange for providing these services, SGI pays the Company a royalty, sales commission and support fee. During 1998, the amounts earned by the Company were immaterial. The Distribution Agreement may be extended beyond June 30, 1999.

  The Company accepted the resignation of Daniel W. Muehl, the Companys former Chief Operating Officer and Chief Financial Officer as of January 19, 1998 pursuant to which Mr. Muehl resigned his position at the Company effective January 31, 1998. The Company accepted the resignation of James T. O'Bray, the Company's former Vice President of Manufacturing as of February 6, 1998 pursuant to which Mr. O'Bray resigned his position at the Company effective February 20, 1998. The Company accepted the resignation of Archie K. Miller, the Company's former Senior Vice President of Sales as of May 13, 1998 pursuant to which Mr. Miller resigned his position at the Company effective May 27, 1998. The Company accepted the resignation of Michael Romanies, the Company's former Vice President of Marketing as of August 19, 1998 pursuant to which Mr. Romanies resigned his position at the Company effective August 25, 1998. The Company did not enter into separation arrangements with Mr. Muehl, Mr. O'Bray, Mr. Miller or Mr. Romanies.

  The Company entered into a consultancy arrangement with Michael Romanies, the Company's former Vice President of Marketing, effective August 26, 1998, pursuant to which the Company received assistance in the marketing activities. This agreement expired on October 23, 1998.

  The Company entered into an arrangement with Argus Management Corporation ("Argus"), a financial consulting firm, pursuant to which the Company received financial assistance in the capacity of Acting Chief Financial Officer of the Company. In this relationship, Timothy J. Burns was the main consultant to the Company on this assignment. Under this arrangement and in connection with providing other financial consulting services, Argus received fees of $294,000. This arrangement was terminated when Mr. Burns became the Company's Chief Financial Officer in May 1999.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and By-Laws, as amended, provide for a classified Board of Directors. The Board of Directors currently consists of four members, classified into three classes as follows: Wallace E. Smith and Stanley W. Bialek constitute a class with a term ending in 2001 (the "Class C directors"); Dr. Fouad H. Nader constitutes a class with a term which expires at the upcoming Meeting (the

"Class A director") and William H. Thalheimer constitutes a class with a term ending in 2000 (the "Class B director"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

  Unless authority to vote for the nominee named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as a director of such nominee. In the event that the nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

  A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect the nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF FOUAD H. NADER AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 2
        APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

  On April 7, 1999, the Board unanimously adopted a resolution proposing that the Company amend its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by 10,000,000 shares from 20,000,000 to 30,000,000. That proposed amendment to the Company's Restated Certificate of Incorporation is now being submitted for Stockholder approval.

  As of April 29, 1998, the Company had 9,416,187 shares of Common Stock outstanding. At the present time, there are an insufficient number of shares of Common Stock authorized to raise capital through equity financings, after subtracting from the number of authorized shares of Common Stock the number of shares outstanding and the number of shares issuable under existing arrangements.

  The Board has proposed a substantial increase in authorized Common Stock. Such an increase is designed to provide flexibility to the Company's management by making shares available for issuance in connection with capital raising transactions. However, these additional shares, if issued, could have a substantial dilutive effect on present Stockholders. In addition, the authorization of such a substantial increase in the authorized Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

  Management believes that the proposed amendment to the Company's Restated Certificate of Incorporation will provide several long-term advantages to the Company and its Stockholders. The passage of the proposal would enable the Company to pursue acquisitions or enter into transactions which management believes provide the potential for growth and profit. Additional authorized shares of Common Stock could be used to raise cash assets through sales of Common or Preferred Stock to investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain Stockholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in many circumstances.

  Except for the issuance of shares of Common Stock upon any increase in the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company has no specific plans or proposals for the use of the additional shares of Common Stock, the authorization of which is sought hereby. The current authorized shares of Common Stock are not sufficient to allow for the conversion into the Common Stock of all of the Series B Preferred Stock. As of May 24, 1999, the Company had 18,919,954 shares of Common Stock authorized, issued and reserved for specific purposes and 1,080,046 shares of Common Stock authorized, not reserved and available for issuance. If this proposal and Proposal 4 are approved, the Company will have 20,419,954 shares of Common Stock authorized, issued and reserved for specific purposes and 9,580,046 shares of Common Stock authorized, not reserved and available for issuance. In the event this proposal is approved, the Board of Directors may issue up to 9,580,046 additional shares of Common Stock without further stockholder approval prior to the issuance of such additional securities unless such issuance relates to a merger, consolidation or other transaction which requires Stockholder approval. The approval of this Proposal 2 is necessary to complete Proposal 3.

Accordingly, the following resolution will be offered at the Meeting:

  RESOLVED, that Article FOURTH of the Restated Certificate of Incorporation be amended by deleting Section A of Article FOURTH in its entirety and inserting in its place the following:

    FOURTH: A. Designation and Number of Shares.

      The total number of shares of stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares which shall be divided into two classes, consisting of:


      30,000,000 shares of a class of Common Stock, par value of one cent ($.01) per share (the "Common Stock"); and

      5,000,000 shares of a class of Preferred Stock, par value of one cent ($.01) per share (the "Preferred Stock").

      The relative powers, designations, preferences, special rights, restrictions and other matters relating to such, Common Stock and Preferred Stock are as set forth below in this Article FOURTH.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT OF THE FOURTH ARTICLE OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 20,000,000 SHARES TO 30,000,000 SHARES AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 3

             APPROVAL OF THE ISSUANCE BY THE COMPANY OF SHARES OF
            COMMON STOCK UPON CONVERSION OF OR AS DIVIDENDS ON ITS
                     SERIES B CONVERTIBLE PREFERRED STOCK

  Approval of Proposal 3 allows the Company to issue Common Stock upon conversion of, or as dividends on, its Series B Preferred Stock equal to or in excess of 1,883,236 shares of Common Stock (20% of the shares of Common Stock outstanding on the issuance date of the Series B Preferred Stock) in compliance with Rule

4460 of the Nasdaq Stock Market Marketplace Rules. Failure to approve this Proposal could result in certain adverse consequences to the Company such as the incurrence of expenses associated with calling and conducting a special stockholders' meeting to consider and act upon this proposal at a future time, and redemption requirements, all as further described below.

  On March 31, 1999 (the "Closing Date"), the Company consummated a private placement with KA Investments, LDC (the "Investor") of 300 shares of its Series B Preferred Stock, together with a warrant (the "Warrant") to purchase up to 195,000 shares of the Company's Common Stock until March 31, 2002 at an exercise price of $3.45 per share, for an aggregate purchase price of $3,000,000 for the Series B Preferred Stock and the Warrant.

  Each share of Series B Preferred Stock has a stated value of $10,000 (the "Stated Value") and accrues a dividend of 4% per annum from the date of issuance. Subject to certain volume restrictions, each share of the Series B Preferred Stock is convertible into shares of Common Stock at the option of the holder on or after July 28, 1999 at the Conversion Price. The "Conversion Price" for each share of Series B Preferred Stock in effect on any conversion date shall be the lesser of (a) $4.14 or (b) 88% of the average of the ten
(10) lowest per share market values during the thirty (30) trading days immediately preceding the applicable conversion date. The Conversion Price is subject to certain anti-dilution protection, including protection in the event that the Company (i) pays a stock dividend, (ii) subdivides, combines or reclassifies its Common Stock, (iii) issues securities to all Common Stock holders entitling the same to purchase Common Stock at less than the then current conversion price, (iv) issues Common Stock or rights to purchase Common Stock at a purchase price per share less than the conversion price, or
(v) distributes to all Common Stock holders evidences of its indebtedness or assets or rights or warrants. However, the issuance of Common Stock at a discount upon conversion of the Series B Preferred Stock will not trigger such anti-dilution protection.

  Pursuant to the terms of the Series B Preferred Stock, at the option of a Holder, up to twenty-five percent (25%) of the Series B Preferred Stock issued on the Closing Date is convertible on or after July 28, 1999 (the "Initial Conversion Date"). On and after the first month anniversary of the Initial Conversion Date, a holder shall be entitled to convert up to fifty percent (50%) of the number of shares of Series B Preferred Stock issued to it on the Closing Date, on a cumulative basis. On or after the second month anniversary of the Initial Conversion Date, a holder shall be entitled to convert up to seventy-five percent (75%) of the number of shares of Series B Preferred Stock, on a cumulative basis. On and after the third month anniversary of the Initial Conversion Date, a holder shall be entitled to convert all of the shares of Series B Preferred Stock on a cumulative basis. Subject to certain restrictions, all of the Series B Preferred Stock shall be automatically converted on the third anniversary of the Closing Date. Under certain circumstances the Company may elect to redeem all or any portion of the shares of Series B Preferred Stock that have not been previously redeemed provided that the average per share market value of the Common Stock was less than $4.14 during any period of 90 consecutive trading days or less than $1.60 during any period of two consecutive trading days. As of the date of this Proxy Statement no shares of Series B Preferred Stock have been presented for conversion.

  Pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, all of the shares of Series B Preferred Stock are redeemable at the Redemption Price, as defined below, at the option of the holders upon the occurrence of certain events, including, without limitation, the Company's inability to issue shares of Common Stock upon conversion of Series B Preferred Stock because the Company does not have a sufficient number of shares of Common Stock authorized and available for issuance or is otherwise prohibited by the rules of the Nasdaq Stock Market from issuing all the Common Stock to be issued upon such conversion. In particular, Rule 4460 of the Nasdaq Stock Market Marketplace Rules requires the specific stockholder approval being requested under this Proposal 3 for the issuance of convertible securities, such as the Series B Preferred Stock, if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of such convertible securities and such shares of Common Stock are issued at a price per share less than the market value of the Common Stock on the date of issuance. Due to the indeterminate nature of the Conversion Price, the total number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock may exceed 20% of the number of shares of Common Stock outstanding on the original date of issuance of the Series B Preferred Stock, which was March 31, 1999, and such Common Stock will be issued at a price below its market value on the date of conversion.

  The Series B Preferred Stock is convertible at a floating conversion rate that is significantly lower than the market price of the Common Stock. As a result, the lower the price of the Common Stock at the time the holder converts, the more shares of Common Stock the holder will receive. Except for a contractual limitation that prevents the holders of the Series B Preferred Stock from converting into more than 19.999% of the Company's issued and outstanding shares of Common Stock until this proposal is passed, there is no limit on the conversion ratio. Accordingly, there is no limit on the number of shares of Common Stock into which the Series B Preferred Stock can be converted.

  To the extent that the holders of the Series B Preferred Stock convert and then sell their shares of Common Stock, the market price of the Common Stock may decrease due to the additional shares being sold in the market. Such reduced price could allow the holders of the Series B Preferred Stock to convert their shares into greater amounts of Common Stock, the sales of which would further decrease the market price of the Common Stock. The significant downward pressure on the market price of the Common Stock as the holders of the Series B Preferred Stock convert and sell material amounts of Common Stock could encourage short sales by the holders of the Series B Preferred Stock or others, which could place further downward pressure on the price of the Common Stock. The conversion of the Series B Preferred Stock may result in substantial dilution to the interests of other holders of Common Stock because the holders of the Series B Preferred Stock may ultimately convert and sell the full amount issuable upon conversion.

  If the Company does not obtain stockholder approval of the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock and, upon presentment for conversion, is not able to issue all of the shares of Common Stock then issuable in compliance with the rules of the Nasdaq Stock Market, then the Investor will have the right to require the Company to redeem from it those shares of Series B Preferred Stock for which the Company is unable to issue Common Stock at a price per share equal to the sum of (i) and
(ii) as follows:

  (i) the greater of either:

    (A) the Stated Value and all accrued dividends with respect to such share, and

    (B)  the product of:

      (1) the per share market value on the trading day immediately preceding

             (x)  the conversion date, or

             (y) the date of payment in full by the Company of the applicable redemption price, whichever of (x) and (y) is greater, and

      (2) the conversion ratio calculated on the conversion date, and

  (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Series B Preferred Stock (the "Redemption Price").

  Set forth below is a chart reflecting certain obligations of the Company to issue Common Stock, and the number of shares underlying such obligations as of May 24, 1999:

                                                  Number of Shares of
                                                      Common Stock
   Name of Security          Amount Outstanding Underlying Such Security
   ----------------          ------------------ ------------------------
   Series A Preferred Stock   3,000,894 shares             3,000,894
   Series B Preferred Stock         300 shares             1,422,273
   Warrants                         5 warrants             1,030,000
                                                    ----------------
                                                    Total: 5,453,167

  If the market price of the Common Stock were to decrease by 25%, 50% and 75%, the number of shares underlying such obligations as of May 24, 1999, would be as follows:


                                         Percentage of                  Percentage of                  Percentage of
                                       Total Outstanding              Total Outstanding              Total Outstanding
                                           Shares of                      Shares of                      Shares of
Name of Security          25% Decrease  Common Stock(1)  50% Decrease  Common Stock(1)  75% Decrease  Common Stock(1)
----------------          ------------ ----------------- ------------ ----------------- ------------ -----------------
Series A Preferred Stock   3,000,894         19.2%        3,000,894         18.0%        3,000,894         15.4%
Series B Preferred Stock
 (2)                       1,896,364         12.1%        2,844,546         17.1%        5,689,091         29.2%
Warrants                   1,030,000          6.5%         1,030,00          6.2%        1,030,000          5.3%
                           ---------         ----         ---------         ----         ---------         ----
                 Totals:   5,927,258         37.8%        6,875,440         41.3%        9,719,985         49.9%

-------

  (1) Reflects the percentage of the total issued and outstanding shares of Common Stock that would be held by the holders of each category of convertible securities assuming that all of the holders of all of the convertible securities converted all of such securities then held by them at the same time.

  (2) A decrease in the market price of the Company's Common Stock by 25%, 50% and 75% would result in conversion prices for the Series B Preferred Stock of $1.581975, $1.05465 and $.527325, respectively. During the fiscal year ended January 2, 1999, the high and low sale prices for the Company's Common Stock were $4.25 and $1.03, respectively.

  If the Company does not obtain stockholder approval of the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock and, upon presentment for conversion, is not able to issue all of the shares of Common Stock then issuable in compliance with the rules of the Nasdaq Stock Market, then the Investor may require the Company to call and conduct a special stockholders' meeting to consider and act upon this proposal at a future time.

  TO COMPLY WITH RULE 4460 OF THE NASDAQ STOCK MARKET MARKETPLACE RULES AND AVOID THE POTENTIAL ADVERSE CONSEQUENCES OF HOLDING A SPECIAL STOCKHOLDERS' MEETING OR UNDERGOING A REQUIRED REDEMPTION OF THE SERIES B PREFERRED STOCK, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE BY THE COMPANY OF ALL THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OR AS DIVIDENDS ON THE ACTUALLY ISSUED AND POTENTIALLY ISSUABLE SHARES OF SERIES B PREFERRED STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 4
             APPROVAL OF THE COMPANY'S 1999 EMPLOYEE, DIRECTOR AND
                         CONSULTANT STOCK OPTION PLAN

  In April 1999, the Board of Directors adopted, subject to approval by the Company's stockholders, the 1999 Option Plan. Based upon a recommendation from the Compensation Committee, the Board believes that options and other stock awards are an important compensation element in attracting and retaining key employees, directors and consultants. As the Company has been limited in the amount of options it has been able to issue, the Board believes that the 1999 Option Plan is necessary to enable the Company to attract and retain key employees, directors and consultants and that the 1999 Option Plan is an important part of its overall incentive program.

  As of May 24, 1999, the Board of Directors has granted, subject to stockholder approval of this Proposal 4, the following options pursuant to the 1999 Option Plan:

                              Number of Shares
Name and Position          Underlying the Options
-----------------          ----------------------
Wallace E. Smith, Chief
 Executive Officer and
 President................              0
Timothy J. Burns, Chief
 Financial Officer........         50,000
William L. Ralph, General
 Manager..................              0
Laurence P. McIntosh,
 Senior Vice President,
 Sales....................              0
Michael P. Green, Vice
 President, Product
 Development..............              0
Executive Group:
Non-Executive Director
 Group....................              0
Non-Executive Officer
 Employee Group...........         50,000
                                  -------
  TOTAL...................        100,000
                                  =======

  All of the above options have been granted at Fair Market Value, as defined in the 1999 Option Plan. All of the above options vest ratably over a four year period and none of such options are immediately exercisable.

Summary Description of the Plan

 General

  The 1999 Option Plan is intended to encourage ownership of shares of the Common Stock by key employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company, and to provide additional incentive for them to promote the success of the Company. The 1999 Option Plan provides for the granting of incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not conform to the requirements of that Code section ("Non-Qualified Options," together with the ISOs, the "Options"). The number of shares of Common Stock which may be issued from time to time pursuant to the 1999 Option Plan is 1,500,000. As of May 24, 1999, the Board has granted options covering 100,000 shares of Common Stock pursuant to the 1999 Option Plan.

 Administration and Eligibility

  The Administrator of the 1999 Option Plan (the "Administrator") will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Compensation Committee of the Board of Directors, in which case the Compensation Committee will be the Administrator. Subject to the provisions of the 1999 Option Plan, the Administrator is authorized to:

  a) Interpret the provisions of the 1999 Option Plan or of any option agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the 1999 Option Plan;

  b) Determine which employees of the Company shall be designated as key employees and which of the key employees, directors and consultants will be granted Options;

  c) Determine the number of shares for which an Option or Options will be granted;and

  d) Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions must be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the 1999 Option Plan or of any Option granted under it will be final, unless otherwise determined by the Board of Directors, if the Administrator is the Compensation Committee.

  The Administrator will, in its sole discretion, name the participants in the 1999 Option Plan; provided, however, that each participant must be a key employee, director or consultant of the Company at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company; provided, however, that the actual grant of such Option must be conditioned upon such person becoming eligible to become a participant at or prior to the time of the delivery of the option agreement evidencing such Option. ISOs may be granted only to key employees and consultants, including without limitation, an employee who is also serving as an officer or director of the Company. Non-Qualified Options may be granted to any key employee or director of or any consultant to the Company. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

  As of May 24, 1999, approximately 90 employees, directors and consultants were eligible to participate in the 1999 Option Plan.

 Exercise Price

  For Non-Qualified Options, the exercise price per share is determined by the Administrator, subject to the limitation that the exercise price at least equal the par value per share of the Common Stock (i.e. $.01 per share). For ISOs, the exercise price per share is determined by the Administrator, subject to the limitation that it be at least equal to 100% of the fair market value per share of Common Stock on the date of grant of the ISO. If the optionee owns more than 10% of the total combined voting power of the Company, the exercise price per share must be at least equal to 110% of the fair market value per share of Common Stock on the date of grant of the ISO.

 Term

  The term of Non-Qualified Options is determined by the Administrator. For ISOs, the term of the Option, like the exercise price, is dependent upon the ownership interest of the optionee in the Company. Generally, the term of an ISO will be ten years. However, if the optionee owns more than 10% of the total combined voting power of the Company, the term of the ISO will be no more than five years. An Option is subject to early termination upon the termination of employment or other relationship of the optionee with the Company, whether such termination is at the option of the Company, the optionee, or as a result of the death or disability of the optionee.

 Vesting and Exercisability

  An Option may be exercised by giving written notice to the Company, together with provision for payment of the full exercise price for the number of shares as to which the Option is being exercised. The ability of an optionee to exercise an Option, however, is subject to the vesting of the Option. At the time the Option is granted, a vesting period is established, which generally extends over a period of three years. As the Option vests, an optionee will be able to exercise the Option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the Option expires or terminates.

 Federal Income Tax Consequences Relating to Stock Options

  Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the 1999 Option Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any gain or loss sustained will be a long-term capital gain or loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

  If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Non-Statutory Stock Options. No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as short-term or long-term capital gain or loss and will not result in any deduction by the Company.

 Required Vote

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required for the approval of the 1999 Option Plan and the issuance of stock options in accordance with its terms.

  THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 1999 OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1999 OPTION PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  PROPOSAL 5
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed PricewaterhouseCoopers L.L.P., independent public accountants, to audit the financial statements of the Company for the fiscal year ending January 1, 2000. The Board proposes that the Stockholders ratify this appointment. PricewaterhouseCoopers L.L.P. audited the Company's financial statements for the fiscal year ended January 2, 1999. The Company expects that representatives of PricewaterhouseCoopers L.L.P. will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  In the event that ratification of the appointment of Pricewaterhousecoopers L.L.P. as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  The affirmative vote of a majority of the shares present or represented and entitled to vote is required to ratify the appointment of the independent public accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  In order to be included in proxy materials for the Annual Meeting to be held in 2000, stockholder proposals must be received by the Company on or before February 2, 2000. For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2000, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before an Annual Meeting, notice of such nomination or business proposal must be received by the Company not earlier than March 19, 2000 and not later than April 18, 2000. Stockholder proposals must be received marked for the attention of: Secretary, Number Nine Visual Technology Corporation, 18 Hartwell Avenue, Lexington, Massachusetts 02421.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          NEIL H. ARONSON
                                          Secretary

June 7, 1999

                                                                APPENDIX A

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

           1999 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

1. DEFINITIONS.

  Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Number Nine Visual Technology Corporation 1999 Employee, Director and Consultant Stock Option Plan, have the following meanings:

    Administrator means the Board of Directors, unless it has delegated power to act on its behalf to a committee. See Paragraph 4.

    Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    Board of Directors means the Board of Directors of the Company.

    Code means the United States Internal Revenue Code of 1986, as amended.

    Committee means the Committee to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

    Common Stock means shares of the Company's Common Stock, $.01 par value, or shares of any other class of capital stock of the Company for or into which the Company's Common Stock is exchanged or re-classified.

    Company means Number Nine Visual Technology Corporation, a Delaware corporation.

    Disability or Disabled means permanent and total disability as defined in
  Section 22(e)(3) of the Code.

    Fair Market Value of a Share of Common Stock means:

      (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, either (a) the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding the applicable date or (b) the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date, as the Administrator shall determine.

      (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading days or day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, either (a) the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the ten (10) trading days on which Common Stock was traded immediately preceding the applicable date or (b) the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date, as the Administrator shall determine; and

      (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

    ISO means an option meant to qualify as an incentive stock option under Code Section 422.

    Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

    Non-Qualified Option means an option which is not intended to qualify as an ISO.

    Option means an ISO or Non-Qualified Option granted under the Plan.

    Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan.

    Participant means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

    Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

   Plan means this Number Nine Visual Technology Corporation 1999 Employee, Director and Consultant Stock Option Plan.

    Shares means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

2. PURPOSES OF THE PLAN.

  The Plan is intended to encourage ownership of Shares by Key Employees, directors and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the issuance of ISOs and Non-Qualified Options.

3. SHARES SUBJECT TO THE PLAN.

  The number of Shares subject to this Plan as to which Options may be granted from time to time shall be 1,500,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

  If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4. ADMINISTRATION OF THE PLAN.

  The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a Committee of the Board of Directors. Subject to the provisions of the Plan, the Administrator is authorized to:

  a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

  c. Determine the number of Shares for which an Option or Options shall be granted; and

  d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors.

5. ELIGIBILITY FOR PARTICIPATION.

  The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate. The actual grant of such Option, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

6. TERMS AND CONDITIONS OF OPTIONS.

  Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

  A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
     Option:

    a. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock;

    b. Each Option Agreement shall state the number of Shares to which it pertains;

    c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

    d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protection for the Company and its other stockholders including requirements that:

      i.The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

      ii.The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

    a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described above, except clause (a) thereunder.

    b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

      i.Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option;

      ii.More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

    c. Term of Option: For Participants who own:

      i.Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide;

      ii.More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

    d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

    e. Limitation on Grant of ISOs: No ISOs shall be granted after April 21, 2009, the date which is ten (10) years following the date of the adoption of the Plan by the Company.

7. EXERCISE OF OPTION AND ISSUE OF SHARES.

  An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, determined in good faith by the Administrator, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

  The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

  The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

  The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting the counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISO.

8. RIGHTS AS A STOCKHOLDER.

  No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

9. ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

  By its terms, an Option granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, provided, however, that the designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided in the preceding sentence, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10. EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE".

  Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

  a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

  b. In no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

  c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's death within three (3) months after the termination of employment, director status or consulting, the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Option.

  d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

  e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

  f. Options granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate, provided, however, if a Participant's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company), such termination shall affect the Participant's rights under any Option granted to such Participant in accordance with the terms of the Plan and the pertinent Option Agreement.

11. EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".

  Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all of his or her outstanding Options have been exercised:

  a. All outstanding and unexercised Options as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited, unless the Option Agreement provides otherwise.

  b. For purposes of this Paragraph, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company.

  c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

  d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

  Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

  a. To the extent exercisable but not exercised on the date of Disability;
     and

  b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

  A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13. EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

  Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant to whom an Option has been granted while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

  a. To the extent exercisable but not exercised on the date of death; and

  b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14. PURCHASE FOR INVESTMENT.

  Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

  a. The person(s) who exercise such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

      "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.

  b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

  The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

15. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

  Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16. ADJUSTMENTS.

  Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option:

  A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

  B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this subparagraph B), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this subparagraph B) over the exercise price thereof.

  C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

  D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17. ISSUANCES OF SECURITIES.

  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18. FRACTIONAL SHARES.

  No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the Fair Market Value thereof.

19. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

  The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISO's converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

20. WITHHOLDING.

  In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Option holder's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Option holder shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Option holder, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Option holder may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

  Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22. TERMINATION OF THE PLAN.

  The Plan will terminate on April 7, 2009, the date which is ten (10) years following the date of the adoption of the Plan by the Company. The Plan may be terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.

23. AMENDMENT OF THE PLAN AND AGREEMENTS.

  The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24. EMPLOYMENT OR OTHER RELATIONSHIP.

  Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25. GOVERNING LAW.

  This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                                                                      APPENDIX B

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

          THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF
                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 2, 1999 in connection with the Annual Meeting to be held at 10:00 a.m. on Thursday, June 24, 1998 at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts and hereby appoints William H. Thalheimer and Timothy J. Burns, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Number Nine Visual Technology Corporation registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 through 5.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

SEE REVERSE SIDE FOR PROPOSALS 1 THROUGH 5. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                              (SEE REVERSE SIDE)
                              ------------------

                                                              Please mark your
                                                           votes as indicated in
                                                              this example [X]

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Director and FOR Proposals 2 through 5.


The Board of Directors recommends a vote FOR Proposals 1 through 5.

1. Election of Directors  Nominee: Dr. Fouad H. Nader

FOR nominee listed above           WITHHOLD AUTHORITY
(except as marked to the        To vote for nominee listed
       contrary)                          above

          [_]                              [_]

2. Proposal to increase the authorized shares of Common Stock by 10,000,000 shares, from 20,000,000 shares to 30,000,000 shares.

          FOR            AGAINST         ABSTAIN
          [_]              [_]             [_]

3. Proposal to approve the issuance of more than 1, 883,236 shares of Common Stock upon the conversion of 300 shares of Series B Convertible Preferred Stock.

          FOR            AGAINST         ABSTAIN
          [_]              [_]             [_]

4. Proposal to approve the 1999 Employee, Director and Consultant Stock Option Plan.

          FOR            AGAINST         ABSTAIN
          [_]              [_]             [_]

5. Proposal to Ratify the Appointment of PricewaterhouseCoopers L.L.P. as the Company's Independent public accountants for the fiscal year ending January 1, 2000.

          FOR            AGAINST         ABSTAIN
          [_]              [_]             [_]

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the 1999 Annual Meeting or any adjournment thereof.

Please sign exactly as names(s) appears hereon. Joint owners should sign each. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated:                               ,1999
      -------------------------------



-----------------------------------------
Signature


-----------------------------------------
Signature